Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER AS REQUIRED BY SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002.

In connection with the annual report of Ghost Technology, Inc. (the “Company”) on Form 10-K for the year ending June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof, I, Jean Carlo Nardi, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The annual report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

2.	The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jean Carlo Nardi
Jean Carlo Nardi Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)

Dated: February 17, 2010